Unaudited Pro Forma Consolidated
Financial Information

Introduction

The following tables present unaudited pro forma condensed consolidated financial information of Emeritus Corporation as of and for the six months ended June 30, 2007, and the year ended December 31, 2006.

The following unaudited pro forma condensed consolidated financial statements are adjusted, as described below, to give pro forma effect to the following transactions, collectively the pro forma adjustments:

1.	The merger with Summerville Senior Living, Inc. (“Summerville”) completed on September 1, 2007, referred to as the “Summerville Acquisition.”

2.	The issuance of 11,300,800 shares of common stock in a public offering completed in July and August 2007, referred to as the “Public Offering.”

3.
Summerville’s acquisition of 36 communities with 3,449 units consisting of (a) the acquisition of the leasehold interests of Summerville Investors, LLC, which controlled 17 communities with 1,991 units that Summerville had previously managed, and (b) the acquisition of leasehold interests for an additional 19 communities with 1,458 units at various dates during 2006 and the first quarter of 2007.  All of these transactions are collectively referred to as the “Summerville Transactions.”

4.
Emeritus transactions consisting of (a) the acquisition of the 101-unit Arbor Place community in July 2006 formerly managed by Emeritus; (b) the acquisition of the 24 Fretus communities in February 2007 formerly operated by Emeritus under long-term leases; (c) the acquisition of the 12 HRT communities in March 2007 formerly operated by Emeritus under long-term leases; (d) the acquisition of the 7 HCPI communities in March 2007 formerly operated by Emeritus under long-term leases; (e) the accelerated conversion of $16.12 million of 6.25% Convertible Subordinated Debentures into 732,725 shares of common stock in March 2007; and (f) the December 2006 investment in a joint venture with Blackstone Real Estate Advisors and the related management contracts for 24 communities.  All of these transactions are collectively referred to as the “Emeritus Transactions.”

5.
Emeritus transactions consisting of (a) the acquisition of the 41 HCPI communities in August 2007, of which 33 were formerly operated by Emeritus and 8 were formerly operated by Summerville under long-term leases; (b)  the acquisition of 3 HC REIT communities in August 2007 formerly operated by Emeritus under long-term leases; (c) the acquisition of 9 Wegman communities in August 2007 formerly operated by Emeritus under long-term leases.  All of these transactions are collectively referred to as the “Emeritus Q3 2007 Transactions.”

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007, gives effect to the Summerville Acquisition using the purchase method of accounting, the Public Offering, and the Emeritus Q3 2007 Transactions as if they had occurred on June 30, 2007.  The unaudited pro forma condensed consolidated statements of operations for six months ended June 30, 2007, and the year ended December 31, 2006, give effect to the Summerville Acquisition, the Public Offering, the Summerville Transactions, the Emeritus Transactions and the Emeritus Q3 2007 Transactions, as if they had occurred at the beginning of the respective periods.

The unaudited pro forma merger transaction adjustments and the resulting impact on the unaudited pro forma condensed consolidated financial statements were prepared based on available information and certain assumptions and estimates described in the notes to the unaudited pro forma condensed consolidated financial information.  The estimated acquisition costs related to Summerville have been allocated to the assets acquired and liabilities assumed based on management's preliminary estimate of their respective fair values as of September 1, 2007, the date of acquisition.  Any differences between the fair value of the consideration paid and the fair value of the assets acquired and liabilities assumed is recorded as goodwill.  The amounts allocated to the acquired assets and assumed liabilities in the unaudited pro forma condensed consolidated balance sheet are based on these preliminary estimates.  Accordingly, the pro forma purchase price allocation is preliminary and is subject to revision based on a final determination of fair value.  The preliminary allocation has been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been had the Summerville Acquisition, the Public

Offering, the Summerville Transactions, the Emeritus Transactions, and the Emeritus Q3 2007 Transactions occurred on the date indicated, or to project our financial position or results of operations for any future period.  Furthermore, the unaudited pro forma condensed consolidated financial statements do not reflect changes which may occur as a result of activities after the Summerville Acquisition closes.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Summerville’s consolidated financial statements and related notes  as of December 31, 2006, and for each of the years in the three year period ended December 31, 2006, filed as exhibits to our current report on Form 8-K on June 12, 2007, and our consolidated financial statements filed with the SEC in our annual report on Form 10-K for the year ended December 31, 2006, and our quarterly report on Form 10Q for the six months ended June 30, 2007.

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Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2007
(In thousands)

		Summerville		Emeritus		Emeritus and
		Acquisition	Merger	Q3 2007	Public	Summerville
	Emeritus	As Reported	Transaction	Acquisitions	Offering	Pro Forma
	As Reported	(Reclassified)	Adjustments	Adjustments	Adjustments	Consolidated
	(Condensed)	Note 7	Note 6	Note 5	Note 3	(Condensed)

ASSETS
Current Assets:
Cash and cash equivalents	$26,524	$8,081	$-	$(233,597)	$266,282	$67,290
Accounts receivable, net	5,099	1,291	-	-	-	6,390
Prepaid expenses and other current assets	32,188	8,850	-	715	-	41,753
Total current assets	63,811	18,222	-	(232,882)	266,282	115,433
Property and equipment, net	835,450	340,236	(252,704)	510,412	-	1,433,394
Lease and contract intangibles, net	22,370	19,691	44,160	(2,518)	-	83,703
Goodwill	-	14,770	55,490	-	-	70,260
Other intangibles	-	-	151,495	911	-	152,406
Other assets	28,833	23,859	(7,069)	4,130	-	49,753
Total Assets	$950,464	$416,778	$(8,628)	$280,053	$266,282	$1,904,949

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Trade accounts payable	$3,869	$5,539	$-	$-	$-	$9,408
Current portion of long-term debt	57,922	5,235	(2,369)		(13,479)	47,309
Accrued employee compensation and benefits	22,366	10,484	-		-	32,850
Other accrued expenses and liabilities	41,451	18,541	3,658		-	63,650
Total current liabilities	125,608	39,799	1,289	-	(13,479)	153,217
Long-term debt, net	333,568	21,891	-	390,180	(48,621)	697,018
Financing and lease obligations, net	556,097	356,032	(301,025)	(105,747)	-	505,357
Convertible debentures	10,455	-	-		-	10,455
Long-term debt and interest payable to Apollo	-	149,070	(149,070)		-	-
Other long-term liabilities	36,220	12,614	4,201	(4,380)	(206)	48,449
Total Liabilities	1,061,948	579,406	(444,605)	280,053	(62,306)	1,414,496
Stockholders' equity (deficit):
Common stock	2	-	1		1	4
Convertible preferred stock	-	28	(28)		-	-
Additional paid-in capital	106,852	83,419	189,929		328,587	708,787
Accumulated earnings (deficit)	(218,338)	(246,075)	246,075		-	(218,338)
Total Stockholders' Equity (Deficit)	(111,484)	(162,628)	435,977	-	328,588	490,453

Total Liabilities and Stockholders' Equity (Deficit)	$950,464	$416,778	$(8,628)	$280,053	$266,282	$1,904,949

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2006
(In thousands)

			Summerville				Emeritus and
		Emeritus	Acquisition	Summerville	Merger	Public	Summerville
	Emeritus	Pro Forma	As Reported	Pro Forma	Transaction	Offering	Pro Forma
	As Reported	Transactions	(Reclassified)	Transactions	Adjustments	Adjustments	Consolidated
	(Condensed)	Note 5	Note 7	Note 4	Note 6	Note 3	(Condensed)
REVENUES:
Community revenues	$419,978	$1,453	$220,859	$52,151	$-	$-	$694,441
Management fees	1,887	2,540	899	(899)	-	-	4,427
Total revenues	421,865	3,993	221,758	51,252	-	-	698,868
OPERATING EXPENSES:
Community operations	272,812	938	144,140	37,271	96	-	455,257
Texas lawsuit settlement	(12,207)	-	-	-	-	-	(12,207)
General and administrative	38,078	450	22,745	-	-	-	61,273
Depreciation and amortization	50,478	19,267	9,833	-	36,511	-	116,089
Facility lease expense	44,545	(31,132)	37,135	13,793	35,002	-	99,343
Total operating expenses	393,706	(10,477)	213,853	51,064	71,609	-	719,755
Operating income (loss) from continuing
operations	28,159	14,470	7,905	188	(71,609)	-	(20,887)

OTHER INCOME (EXPENSE):
Interest income	2,893	-	487	-	-	-	3,380
Interest expense, debt and other	(7,995)	(46,171)	(18,714)	-	17,513	5,426	(49,941)
Interest expense, capital leases	(41,257)	14,227	(21,400)	-	18,578	-	(29,852)
Other, net	588	(2,474)	907	-	-	-	(979)
Total other income (expense)	(45,771)	(34,418)	(38,720)	-	36,091	5,426	(77,392)
Income (loss) from continuing operations
before taxes	(17,612)	(19,948)	(30,815)	188	(35,518)	5,426	(98,279)

Income tax (expense) benefit	3,044	-	(661)	-	-	-	2,383

Income (loss) from continuing operations	$(14,568)	$(19,948)	$(31,476)	$188	$(35,518)	$5,426	$(95,896)

Basic and diluted earnings per share	$(0.82)						$(2.51)
Basic and diluted weighted common
shares outstanding	17,774	733			8,393	11,301	38,201

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands)

			Summerville				Emeritus and
		Emeritus	Acquisition	Summerville	Merger	Public	Summerville
	Emeritus	Pro Forma	As Reported	Pro Forma	Transaction	Offering	Pro Forma
	As Reported	Transactions	(Reclassified)	Transactions	Adjustments	Adjustments	Consolidated
	(Condensed)	Note 5	Note 7	Note 4	Note 6	Note 3	(Condensed)
REVENUES:
Community revenues	$219,345	$-	$139,808	$1,689	$-	$-	$360,842
Management fees	1,807	-	-	-	-	-	1,807
Total revenues	221,152	-	139,808	1,689	-	-	362,649
OPERATING EXPENSES:
Community operations	140,011	-	90,889	1,094	48	-	232,042
General and administrative	21,336	-	9,163	-	-	-	30,499
Depreciation and amortization	29,195	5,969	6,543	-	16,629	-	58,336
Facility lease expense	17,852	(11,048)	21,368	224	21,021	-	49,417
Total operating expenses	208,394	(5,079)	127,963	1,318	37,698	-	370,294
Operating income (loss) from continuing
operations	12,758	5,079	11,845	371	(37,698)	-	(7,645)

OTHER INCOME (EXPENSE):
Interest income	1,192	-	376	-	-	-	1,568
Interest expense, debt and other	(10,911)	(17,018)	(10,912)	-	9,619	2,698	(26,524)
Interest expense, capital leases	(19,649)	6,653	(13,965)	-	12,551	-	(14,410)
Other, net	6,606	1,242	723	-	-	-	8,571
Total other income (expense)	(22,762)	(9,123)	(23,778)	-	22,170	2,698	(30,795)
Income (loss) from continuing
operations before taxes	(10,004)	(4,044)	(11,933)	371	(15,528)	2,698	(38,440)

Income tax (expense) benefit	(1,320)	-	(11)	-	-	-	(1,331)

Income (loss) from continuing operations	$(11,324)	$(4,044)	$(11,944)	$371	$(15,528)	$2,698	$(39,771)

Basic and diluted earnings per share	$(0.61)						$(1.02)
Basic and diluted weighted common
shares outstanding	18,674	537			8,393	11,301	38,905

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

On March 29, 2007, Emeritus Corporation (the “Company”) announced that it entered into a definitive agreement whereby the Company will acquire all of the outstanding stock of Summerville Senior Living, Inc. (“Summerville”).  The transaction was completed effective September 1, 2007.  The Company issued 8,392,656 shares of the Company’s unregistered common stock in the transaction, a portion of which was issued in satisfaction of certain indebtedness to Summerville’s controlling shareholders, a portion to satisfy certain obligations under incentive compensation arrangements to senior management of Summerville who will be joining the Company as a result of the merger, and the balance to the shareholders of Summerville (the “Summerville Acquisition”).  After the merger, the former Summerville shareholders will hold approximately 20.2% of the Company’s common stock on a fully diluted basis.

2.	Preliminary Summerville Purchase Price

The estimated purchase price of the Summerville Acquisition as of September 1, 2007, the date of the closing, is as follows (in thousands).  The 8,392,656 shares of common stock issued in the transaction is valued at an estimated price of $32.57 per share based on the average trading price over a five-day period, including two days before and two days after the public announcement of the merger on March 29, 2007.

Common stock	$273,349
Cash, including transaction costs	4,471
Total	$277,820

Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Summerville’s net tangible and intangible assets based on their estimated fair values as of the closing date of the proposed transaction.  Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets is recorded as goodwill.

Based upon the estimated purchase price and assumptions regarding valuation of acquired assets and assumed liabilities, the preliminary purchase price allocation, is as follows (in thousands):

Net working capital deficit	$(16,342)

Property and equipment	17,058
Assets under capital leases	70,474
Total property and equipment	87,532

Below market rents	100,573
Above market rents	(15,886)
In-place resident contracts	63,851
Lease purchase options	45,022
Trademarks and licenses	5,900
Goodwill	70,260
Total net intangibles	269,720

Other long-term assets	17,603

Long-term debt	(24,757)
Capital lease obligations	(55,007)
Total long-term debt	(79,764)

Other long-term liabilities	(929)

Total	$277,820

The depreciation and amortization related to the fair value allocations are reflected as pro forma adjustments to the unaudited pro forma condensed consolidated financial statements.

The preliminary purchase price allocation for the Summerville Acquisition is subject to revision as a more detailed analysis is completed, including the finalization of the valuation report prepared by a valuation firm, and as additional information on the fair values of Summerville’s assets and liabilities becomes available.  Goodwill will not be amortized and will be tested for impairment on an annual basis, or whenever events or circumstances occur indicating that the goodwill may be impaired.  Any change in the fair value of the assets or liabilities of Summerville will change the amount of the purchase price allocation.  The final purchase price allocation may differ from the allocation presented here.

3.	Public Offering

On July 3, 2007, the Company closed the public offering of 11,000,000 shares of common stock, of which 10,500,000 shares were sold by the Company and 500,000 shares were sold by certain selling shareholders.  The Company received net proceeds of $305.4 million after issuance costs.

On July 27, 2007, the Company received notice from the underwriters of the public offering discussed in the previous paragraph that they had elected to exercise, in part, the over-allotment option specified in the Underwriting Agreement.  As a result, the Company sold an additional 800,800 shares of common stock in the offering.  The exercise of the over-allotment options closed on August 2, 2007, and the Company received net proceeds of $23.2 million after issuance costs, for a total net proceeds of $328.6 million from the Public Offering.

The unaudited pro forma condensed consolidated balance sheet is adjusted to give pro forma effect of the Public Offering and the use of proceeds as if it had occurred as of June 30, 2007.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006, and for the six months ended June 30, 2007, are adjusted to give pro forma effect of the Public Offering and use of proceeds as if it had occurred at the beginning of the respective periods.  The use of proceeds as presented herein is as follows (in thousands):

Total net proceeds	$328,588
Pay off long-term debt, including prepayment fees	(62,306)
Funding of Emeritus Q3 2007 Transactions	(233,597)
Balance of net proceeds	$32,685

The $32.7 million remaining balance of net proceeds from the Public offering will be used to retire long-term debt due in March 2008 in the amount of $21.4 million, with the balance available for general corporate purposes.  The retirement of the long-term debt due in March 2008 is not reflected in these unaudited pro forma condensed consolidated financial statements.

A portion of the proceeds were used to retire long-term debt in the amount of $62.1 million at a weighted average interest rate of approximately 9.39%, resulting in a pro forma reduction in interest expense of $5.4 million in 2006, and $2.7 million for the six months ended June 30, 2007.

4.	Summerville Transactions

The unaudited pro forma Summerville Transactions include historical results and related pro forma adjustments for the year ended December 31, 2006, and the six months ended June 30, 2007, to include communities acquired by Summerville as if the acquisitions had occurred as of the beginning of the respective periods:

Summerville Transactions
Unaudited Pro Forma Statement of Operations
For the Year Ended December 31, 2006
(In thousands)

		Summerville
	Acquisitions	Investors	Acquisitions	Acquisitions	Acquisitions	Acquisitions	Summerville
	1st Qtr 2006	2nd Qtr 2006	2nd Qtr 2006	3rd Qtr 2006	4th Qtr 2006	1st Qtr 2007	Total 2006
	(a)	(b)	(c)	(d)	(e)	(f)	Pro Forma
REVENUES:
Community revenues	$255	$15,612	$2,128	$3,195	$13,868	$17,093	$52,151
Management fees	–	(899)	–	–	–	–	(899)
Total revenues	255	14,713	2,128	3,195	13,868	17,093	51,252

OPERATING EXPENSES:
Community operations	187	10,585	2,196	2,553	9,386	12,364	37,271
Facility lease expense	65	4,455	442	994	4,319	3,518	13,793
Total operating expenses	252	15,040	2,638	3,547	13,705	15,882	51,064

Operating income from continuing operations	$3	$(327)	$(510)	$(352)	$163	$1,211	$188

Summerville Transactions
Unaudited Pro Forma Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands)

Summerville
Total 2007
Pro Forma
(g)
REVENUES:
Community revenues	$1,689
Total revenues	1,689

OPERATING EXPENSES:
Community operations	1,094
Facility lease expense	224
Total operating expenses	1,318

Operating income from continuing operations	$371

The pro forma adjustments for the periods presented were derived from the pre-acquisition unaudited financial statements of these communities, adjusted for revised property-related costs based on underlying lease agreements assumed by or entered into by Summerville as part of the transactions.  These pro forma adjustments do not reflect depreciation or amortization expenses, or the impact of lease accounting treatments.  Those adjustments were incorporated into the Merger Transaction Adjustments described in Note 6 to these Unaudited Pro Forma Condensed Consolidated Financial Information.

(a)
The first quarter 2006 acquisition consists of one community with 114 units that was acquired through a leasehold interest in February 2006.  These adjustments to the unaudited pro forma statement of operations reflect the unaudited pre-acquisition historical results of operations of this community for the one month period ended January 31, 2006.

(b)
In April 2006, Summerville acquired 100% of the membership interests in Summerville Investors, LLC.  Summerville Investors, which became a wholly-owned subsidiary of Summerville, controls 17 communities with 1,991 units through leasehold interests.  Summerville had managed these properties before the acquisition.  For the three month period ended March 31, 2006, Summerville recorded $899,000 of management fee revenues associated with the 17 properties.  These adjustments reflect the unaudited pre-acquisition historical results of operations of Summerville Investors for the three month period ended March 31, 2006, and the elimination of the management fees earned by Summerville from these communities for that same period.
(c)
The second quarter 2006 acquisitions consist of four communities with 168 units acquired through leasehold interests.  Three of the communities were acquired effective April 1, 2006, and one effective April 20, 2006.  The adjustments to the unaudited pro forma statement of operations reflect the unaudited pre-acquisition historical results of operations of these four communities as if they had been acquired on January 1, 2006.

(d)
The third quarter acquisitions consist of two communities with 186 units that were acquired through leasehold interest in August 2006.  The adjustments to the unaudited pro forma statement of operations reflect the unaudited pre-acquisition historical results of operations of these two communities for seven month period ended July 31, 2006.

(e)
The fourth quarter acquisitions consist of seven communities with 587 units, six acquired in October 2006 and one in December 2006.  The adjustments to the unaudited pro forma statement of operations reflect the unaudited pre-acquisition historical results of operations of these seven communities as if they had been acquired on January 1, 2006.

(f)
In the first quarter of 2007, Summerville acquired four communities with 403 units, two in January 2007 and two in March 2007, under long-term leases.  The adjustments to the unaudited pro forma statement of operations reflect the unaudited pre-acquisition historical results of operations of these four communities for the 12-month period ended December 31, 2006.

(g)
The pro forma adjustments for the six months ended June 30, 2007, reflect the two communities acquired by Summerville on March 1, 2007, as discussed in item (f) above.  The adjustments to the unaudited pro forma statement of operations reflect the unaudited pre-acquisition historical results of operations of these two communities for the two-month period ended February 28, 2007.

5.	Emeritus Transactions

The unaudited pro forma Emeritus Transactions include historical results and related pro forma adjustments for the year ended December 31, 2006, and the six months ended June 30, 2007, to include acquired communities, our investment in Blackstone and the conversion of debt by Emeritus as if the transactions had occurred as of the beginning of the respective periods:

Emeritus Transactions
Unaudited Pro Forma Statement of Operations
For the Year Ended December 31, 2006
(In thousands)

		Blackstone
	Arbor Place	Joint Venture	Debenture	Q1 2007	Q3 2007	Emeritus
	Acquisition	Investment	Conversion	Acquisitions	Acquisitions	Total 2006
	(a)	(b)	(c)	(d)	(e)	Pro Forma
REVENUES:
Community revenues	$1,453	$–	$–	$–	$–	$1,453
Management fees	(97)	2,637	–	–	–	2,540
Total revenues	1,356	2,637	–	–	–	3,993
OPERATING EXPENSES:
Community operations	938	–	–	–	–	938
General and administrative	–	450	–	–	–	450
Depreciation and amortization	429	–	–	5,196	13,642	19,267
Facility lease expense	–	–	–	(15,056)	(16,076)	(31,132)
Total operating expenses	1,367	450	–	(9,860)	(2,434)	(10,477)
Operating income (loss) from continuing
operations	(11)	2,187	–	9,860	2,434	14,470

OTHER INCOME (EXPENSE):
Interest expense, debt and other	(305)		1,008	(20,823)	(26,051)	(46,171)
Interest expense, capital and financing leases	–	–	–	2,050	12,177	14,227
Other, net	–	(2,360)	–		(114)	(2,474)
Total other income (expense)	(305)	(2,360)	1,008	(18,773)	(13,988)	(34,418)
Income (loss) from continuing operations
before taxes	$(316)	$(173)	$1,008	$(8,913)	$(11,554)	$(19,948)

Emeritus Transactions
Unaudited Pro Forma Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands)

	Debenture	Q1 2007	Q3 2007	Emeritus
	Conversion	Acquisitions	Acquisitions	Total 2007
	(c)	(d)	(e)	Pro Forma
OPERATING EXPENSES:
Depreciation and amortization	$–	$(869)	$6,838	$5,969
Facility lease expense	–	(2,936)	(8,112)	(11,048)
Total operating expenses	–	(3,805)	(1,274)	(5,079)
Operating income (loss) from continuing
operations	–	3,805	1,274	5,079

OTHER INCOME (EXPENSE):
Interest expense, debt and other	182	(4,175)	(13,025)	(17,018)
Interest expense, capital and financing leases	–	459	6,194	6,653
Other, net	1,329		(87)	1,242
Total other income (expense)	1,511	(3,716)	(6,918)	(9,123)
Income (loss) from continuing operations
before taxes	$1,511	$89	$(5,644)	$(4,044)

The acquisition and investment pro forma adjustments for the periods presented were derived from pre-acquisition unaudited financial statements for these communities, adjusted for revised property-related costs based on the various underlying agreements entered into by Emeritus as part of the transactions, or in the case of the debenture conversion, from the terms of the debenture conversion agreement.

(a)
The Arbor Place community was managed by Emeritus prior to the acquisition in July 2006.  These adjustments reflect the unaudited pre-acquisition historical results of operations for the six-month period ended June 30, 2006, and the elimination of management fees earned by Emeritus from this community for the same period, as if the Company had owned Arbor Place as of January 1, 2006.

(b)
The Company entered into a joint venture agreement with Blackstone Real Estate Advisors in December 2006.  Emeritus owns a 19% interest in the joint venture and manages 24 of the 25 communities owned and operated by the Blackstone joint venture.  The Company accounts for this investment using the equity method of accounting.  These adjustments reflect unaudited management fees, equity losses of the joint venture, and general and administrative expenses for the 11 months ended November 30, 2006, as if the joint venture was effective on January 1, 2006.

(c)
$16.12 million face amount of the Company’s convertible debentures were converted into 732,725 shares of common stock effective March 8, 2007.  Interest was paid on these debentures through the maturity date of July 1, 2008, as an incentive for early conversion.  The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, reflect the incentive payment and the conversion as if it happened at the beginning of the respective periods.  The weighed average shares outstanding was adjusted for year ended December 31, 2006, and the six months ended June 30, 2007, to reflect the issuance of these shares as if they were outstanding from the beginning of the respective periods.

(d)	The first quarter 2007 acquisitions include the following:
•
The Fretus communities were operated by Emeritus under long-term leases prior to the acquisition on February 22, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, reflect the unaudited results of the 24 Fretus communities as if the Company had owned them since the beginning of the respective periods.

•
The HRT communities were operated by Emeritus under long-term leases prior to the acquisition on March 15, 2007.  The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, reflect the unaudited results of the 12 HRT communities as if the Company had owned them since the beginning of the respective periods.

•
The HCPI communities were operated by Emeritus under long-term leases prior to the acquisition on March 26, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, reflect the unaudited results of the seven HCPI communities as if the Company had owned them since the beginning of the respective periods.

(e)	The third quarter 2007 acquisitions include the following:
•
The HC REIT communities were operated by Emeritus under long-term leases prior to the acquisition on August 6, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, reflect the unaudited results of the three HC REIT communities as if the Company had owned them since the beginning of the respective periods.

•
The HCPI communities were operated by Emeritus under long-term leases prior to the acquisition on August 15, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, reflect the unaudited results of the 41 HCPI communities as if the Company had owned them since the beginning of the respective periods.

•
The Wegman communities were operated by Emeritus under long-term leases prior to the acquisition on August 31, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, reflect the unaudited results of the seven HCPI communities as if the Company had owned them since the beginning of the respective periods.

The Emeritus Q3 2007 acquisitions included 53 communities formerly operated by the Company under long-term leases.  The total gross purchase price, including transaction costs, was approximately $618.9 million, of which $618.0 million was allocated to property and equipment and $911,000 to intangible assets.  Several of these leased communities were formerly accounted for as capital or financing leases with a net book value of approximately $75.0 million as of the acquisition date.  In addition, upon termination of the leases, approximately $32.6 was offset against the purchase price relating to gains from termination of the capital and financing leases, deferred rents from straight-line lease expense on operating leases, and lease acquisitions costs associated with the terminated leases, resulting in a net change in property and equipment of $510.4 million.

The acquisitions were financed with long-term debt of  $390.2 million.  In addition, capital and financing lease obligations of $105.7 million related to the acquired leases were removed.  Financing costs of $4.1 million were incurred and capitalized as loan fees and included in other assets on the balance sheet.

Cash proceeds of  $232.5 million from the Public Offering were used to partially fund the Emeritus Q3 2007 acquisitions, including the purchase price of $618.9 million, loan fees of $4.1 million, offset by funding of long-term debt of $390.2 million and a net refund of $300,000 from cash escrows held by our landlords.

6.	Merger Transaction Adjustments

Pro forma merger adjustments are necessary to reflect the allocation of the estimated purchase price to Summerville’s assets and liabilities based on a preliminary estimate of their fair market values, to record the effect of lease accounting treatments as of the merger date, and to reflect any other transaction adjustments directly related to the proposed transaction.

The accompanying unaudited pro forma transaction adjustments reflected in the unaudited pro forma condensed consolidated financial statements are as follows:

Merger Transaction Adjustments
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2007
(In thousands)

	Summerville	Transaction			Lease	Purchase	Total
	Reclassified	Adjustments			Accounting	Accounting	Transaction	Summerville
	Note 7	(a)			(b)	(c)	Adjustments	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$8,081	$–			$–	$–	$–	$8,081
Accounts receivable, net	1,291	–			–	–	–	1,291
Prepaid expenses and other current assets	8,850	–			–	–	–	8,850
Total current assets	18,222	–			–	–	–	18,222

Property and equipment, net	340,236	(340,236)	(1	)(2)	70,474	17,058	(252,704)	87,532
Net asset/liability assumed	–	20,444			(15,467)	(4,977)	–	–
Lease and contract intangibles, net	19,691	(19,691)			–	63,851	44,160	63,851
Goodwill	14,770	(14,770)	(3)		–	70,260	55,490	70,260
Other intangibles	–	–				151,495	151,495	151,495
Other assets	23,859	(3,067)	(1)		–	(4,002)	(7,069)	16,790
Total Assets	$416,778	$(357,320)			$55,007	$293,685	$(8,628)	$408,150

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Trade accounts payable	$5,539	$–			$–	$–	$–	$5,539
Current portion of long-term debt and lease obligations	5,235	(2,369)	(2)		–	–	(2,369)	2,866
Accrued employee compensation and benefits	10,484	–			–	–	–	10,484
Other accrued expenses and liabilities	18,541	–			–	3,658	3,658	22,199
Total current liabilities	39,799	(2,369)			–	3,658	1,289	41,088

Long-term debt, net	21,891	–				–	–	21,891
Financing and lease obligations, net	356,032	(356,032)	(1	)(2)	55,007	–	(301,025)	55,007
Long-term debt and interest payable to Apollo	149,070	(149,070)	(4)		–	–	(149,070)	–
Other long-term liabilities	12,614	(12,477)	(2)		–	16,678	4,201	16,815
Total Liabilities	579,406	(519,948)			55,007	20,336	(444,605)	134,801
Stockholders' equity (deficit):
Common stock	–	–			–	1	1	1
Convertible preferred stock	28	(28)	(5)		–	–	(28)	–
Additional paid-in capital	83,419	(83,419)	(5)		–	273,348	189,929	273,348
Accumulated earnings (deficit)	(246,075)	246,075	(5)		–	–	246,075	–
Total Stockholders' Equity (Deficit)	(162,628)	162,628			–	273,349	435,977	273,349

Total Liabilities and Stockholders' Equity (Deficit)	$416,778	$(357,320)			$55,007	$293,685	$(8,628)	$408,150

Merger Transaction Adjustments
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006
(In thousands)

	Summerville	Transaction			Lease	Purchase	Total
	Reclassified	Adjustments			Accounting	Accounting	Transaction	Summerville
	Note 7	(a)			(b)	(c)	Adjustments	Pro Forma
REVENUES:
Community revenue	$220,859	$–			$–	$–	$–	$220,859
Management fees	899	–			–	–	–	899
Total revenues	221,758	–			–	–	–	221,758
OPERATING EXPENSES:
Community operations	144,140	–			–	96	96	144,236
General and administrative	22,745	–			–	–	–	22,745
Depreciation and amortization	9,833	(9,833)	(1	)(2)	3,648	42,696	36,511	46,344
Facility lease expense	37,135	17,156	(1	)(2)	7,526	10,320	35,002	72,137
Total operating expenses	213,853	7,323			11,174	53,112	71,609	285,462
Operating income (loss) from continuing operations	7,905	(7,323)			(11,174)	(53,112)	(71,609)	(63,704)

OTHER INCOME (EXPENSE):
Interest income	487	–			–	–	–	487
Interest expense, debt and other	(18,714)	17,729	(4)		–	(216)	17,513	(1,201)
Interest expense, capital and financing lease obligations	(21,400)	21,400	(1	)(2)	(2,822)	–	18,578	(2,822)
Other, net	907	–			–	–	–	907
Total other income (expense), net	(38,720)	39,129			(2,822)	(216)	36,091	(2,629)

Income (loss) from continuing operations before taxes	(30,815)	31,806			(13,996)	(53,328)	(35,518)	(66,333)
Income tax (expense) benefit	(661)	–			–	–	–	(661)
Income (loss) from continuing operations	$(31,476)	$31,806			$(13,996)	$(53,328)	$(35,518)	$(66,994)

Merger Transaction Adjustments
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands)

	Summerville	Transaction			Lease	Purchase	Total
	Reclassified	Adjustments			Accounting	Accounting	Transaction	Summerville
	Note 7	(a)			(b)	(c)	Adjustments	Pro Forma
REVENUES:
Community revenues	$139,808	$–			$–	$–	$–	$139,808
Management fees	–	–			–	–	–	–
Total revenues	139,808	–			–	–	–	139,808
OPERATING EXPENSES:
Community operations	90,889	–			–	48	48	90,937
General and administrative	9,163	–			–	–	–	9,163
Depreciation and amortization	6,543	(6,543)	(1	)(2)	1,824	21,348	16,629	23,172
Facility lease expense	21,368	12,778	(1	)(2)	3,083	5,160	21,021	42,389
Total operating expenses	127,963	6,235			4,907	26,556	37,698	165,661
Operating income (loss) from continuing operations	11,845	(6,235)			(4,907)	(26,556)	(37,698)	(25,853)

OTHER INCOME (EXPENSE):
Interest income	376	–			–	–	–	376
Interest expense, debt and other	(10,912)	9,727	(4)		–	(108)	9,619	(1,293)
Interest expense, capital and financing lease obligations	(13,965)	13,965	(1	)(2)	(1,414)	–	12,551	(1,414)
Other, net	723	–			–	–	–	723
Total other income (expense), net	(23,778)	23,692			(1,414)	(108)	22,170	(1,608)
Income (loss) from continuing operations before taxes	(11,933)	17,457			(6,321)	(26,664)	(15,528)	(27,461)
Income tax (expense) benefit	–	–			–	–	–	–
Income (loss) from continuing operations	$(11,933)	$17,457			$(6,321)	$(26,664)	$(15,528)	$(27,461)

(a)  These pro forma adjustments eliminate those assets and liabilities that will not be carried forward into the combined organization, or that will be restated at fair market value as of the date of merger, and the related impact to the statements of operations for the periods presented, as follows:
(1)  The assets and liabilities related to sale-leaseback transactions entered into by Summerville prior to the merger, which were accounted for as refinancing transactions by Summerville, and property and equipment are eliminated.
(2)  The assets and liabilities related to leases accounted for as capital leases by Summerville, as well as deferred rent on operating leases recorded as the result of straight-line rent accounting, are eliminated.
(3)	Goodwill recorded by Summerville from business acquisitions completed prior to the merger is eliminated.
(4)
Long-term debt and interest payable to certain funds affiliated with Apollo Real Estate Advisors, which owned a significant majority of Summerville’s capital stock, were satisfied through the issuance of Emeritus common stock in the merger transaction and is eliminated.

(5)	The equity accounts of Summerville as of the merger date are eliminated.

(b) These pro forma adjustments estimate the fair market value of capital lease assets acquired and liabilities assumed as of the merger date, and the related adjustments for facility lease expense, depreciation and amortization expense, and interest expense for the periods presented.

(c) These pro forma adjustments reflect the issuance of 8,392,656 shares of Emeritus common stock ($273,349), cash payments of ($2,902) and related transaction costs ($1,569) incurred in the merger transaction, the preliminary allocation of the purchase price to the identifiable tangible and intangible net assets (exclusive of capital leases allocated in (b) above), and the related unaudited impact on the statements of operations for the periods presented.  See Note 2 for detail of the preliminary purchase price allocation.

      Depreciation and amortization on the purchase price allocation to record the Summerville assets at fair market value is calculated using the straight-line method over estimated useful lives and is summarized as follows (in thousands):

				Year Ended		Six Months
	Summerville	Estimated		December 31,		June 30,
	Fair Value	Life		2006		2007
Leasehold improvements	$11,354	9.7 years	(y)	$1,176		$588
Capital lease assets	70,474	19.3 years	(y)	3,648		1,824
Furniture, fixtures & equipment	3,814	4.8 years	(y)	792		396
Goodwill	70,260	N/A		-		-
Lease intangibles (z)	63,851	19 months	(z)	40,332		20,166
Purchase options (v)	45,022	N/A		-		-
Above/below market rents, net (w)	84,687	8.2 years	(y)	10,320		5,160
Trademarks and licenses (x)	5,900	11.9 years	(y)	396		198
	$355,362			$56,664	(u)	$28,332	(u)

(u)  Comprised of $46.4 million of depreciation and amortization and $10.3 million in facility lease expense adjustments for the year ended December 31, 2006, and $23.2 million of depreciation and amortization and $5.1 million in facility lease expense adjustments for the six months ended June 30, 2007.
(v)  Represents the estimated fair market value of purchase options contained in the Summerville leases
(w) Represents the net estimated fair market value of favorable lease rates of $100.6 million, offset by estimated unfavorable lease rates of $15.9 million contained in the Summerville leases, amortized over the remaining term of the respective leases.
(x)  Reflects estimated fair market value of Summerville trademarks of $4.7 million and operating licenses of $1.2 million.  The operating licenses are amortized over the 12 years as a component of operating expenses.
(y)  Represents the weighted average remaining useful life or lease term for each asset category.
(z)  The lease intangibles represent the estimated fair value of in-place tenant leases with an estimated life of 19 months based on
       Summerville’s average resident length of stay.

7.           Reclassifications

The Summerville consolidated financial statements (“As Reported Summerville”) were reclassified to conform to Emeritus financial statement presentations.  Those reclassifications are presented in the table below (in thousands):

Summerville Senior Living, Inc. and Subsidiaries
Consolidated Statement of Operations
For the Year Ended December 31, 2006
(In thousands)

	Summerville		Summerville
	As Reported	Reclassifications	Reclassified
REVENUES:
Community revenue	$-	$220,859	$220,859
Management fees	899	-	899
Rental and other resident service revenue	221,684	(221,684)	-
Other	540	(540)	-
Total revenues	223,123	(1,365)	221,758
OPERATING EXPENSES:
Community operations	-	144,140	144,140
General and administrative	54,276	(31,531)	22,745
Depreciation and amortization	-	9,833	9,833
Facility lease expense	37,135	-	37,135
Salary and benefits	105,368	(105,368)	-
Consultants and professional fees	7,691	(7,691)	-
Loss on disposal of property and equipment	8	(8)	-
Total operating expenses	204,478	9,375	213,853
Operating income from continuing operations	18,645	(10,740)	7,905
OTHER INCOME (EXPENSE):
Interest income	487	-	487
Interest expense, debt and other	(18,470)	(244)	(18,714)
Interest expense, capital and financing lease obligations	(21,400)	-	(21,400)
Other, net	-	907	907
Depreciation and amortization	(10,077)	10,077	-
Total other expense, net	(49,460)	10,740	(38,720)
Loss from continuing operations before taxes	(30,815)	-	(30,815)
Income tax (expense) benefit	(661)	-	(661)
Loss from continuing operations	$(31,476)	$-	$(31,476)

Summerville Senior Living, Inc. and Subsidiaries
Unaudited Consolidated Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands)

	Summerville		Summerville
	As Reported	Reclassifications	Reclassified
REVENUES:
Community revenue	$-	$139,808	$139,808
Management fees	-	-	-
Rental and other resident service revenue	140,467	(140,467)	-
Other	64	(64)	-
Total revenues	140,531	(723)	139,808
OPERATING EXPENSES:
Community operations	-	90,889	90,889
General and administrative	32,119	(22,956)	9,163
Depreciation and amortization	-	6,543	6,543
Facility lease expense	21,368	-	21,368
Salary and benefits	64,966	(64,966)	-
Consultants and professional fees	2,967	(2,967)	-
Loss on disposal of property and equipment	-	-	-
Total operating expenses	121,420	6,543	127,963
Operating income from continuing operations	19,111	(7,266)	11,845
OTHER INCOME (EXPENSE):
Interest income	376	-	376
Interest expense, debt and other	(10,774)	(138)	(10,912)
Interest expense, capital and financing lease obligations	(13,965)	-	(13,965)
Other, net	-	723	723
Depreciation and amortization	(6,681)	6,681	-
Total other expense, net	(31,044)	7,266	(23,778)
Loss from continuing operations before taxes	(11,933)	-	(11,933)
Income tax (expense) benefit	(11)	-	(11)
Loss from continuing operations	$(11,944)	$-	$(11,944)

(1) Reclassification of miscellaneous non-operating revenues to other income (expense).
(2) Reclassification of general and administrative expenses at local communities to community operations expenses.  The balance in general and administrative expenses represents corporate and regional overhead expenses.
(3) Reclassification of depreciation and amortization from non-operating to operating expenses, with loan fee amortization included as a component of interest expense.
(4) Reclassification of salary and benefits, and consultants and professional fees to community operations expenses or general and administrative expenses, as appropriate.

Summerville Senior Living, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheet
As of June 30, 2007
(In thousands)

	Summerville		Summerville
	As Reported	Reclassifications	Reclassified
ASSETS
Current Assets:
Cash and cash equivalents	$8,081	$-	$8,081
Trade accounts receivable, net	1,291	-	1,291
Prepaid expenses and other current assets	8,850	-	8,850
Total current assets	18,222	-	18,222
Restricted cash	8,689	(8,689)	-
Notes receivable	1,251	(1,251)	-
Property and equipment, net	340,236		340,236
Deferred financing costs, net	2,964	(2,964)	-
Leasehold acquisition costs, net	19,691		19,691
Goodwill	14,770		14,770
Deposits and other assets	10,955	12,904	23,859
Total Assets	$416,778	$-	$416,778

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Trade accounts payable and other accrued expenses	$34,564	(29,025)	$5,539
Current portion of long-term debt	5,235		5,235
Accrued employee compensation	-	10,484	10,484
Other accrued expenses and liabilities	-	18,541	18,541
Total current liabilities	39,799	-	39,799
Long-term debt, net	101,431	(79,540)	21,891
Financing obligations, net	308,878	47,154	356,032
Long-term debt payable to Apollo	69,530	79,540	149,070
Capital lease obligations, net	47,154	(47,154)	-
Deferred rent	12,477	(12,477)	-
Other long-term liabilities	137	12,477	12,614
Total Liabilities	579,406	-	579,406
Stockholders' deficit:
Common stock	-	-	-
Convertible preferred stock	28	-	28
Additional paid-in capital	83,419	-	83,419
Accumulated deficit	(246,075)	-	(246,075)
Total Stockholders' Deficit	(162,628)	-	(162,628)
Total Liabilities and Stockholders' Deficit	$416,778	$-	$416,778